Exhibit 10.1

. ' Statement of Work for Merchant & Payment - t August 2018 Private & Confidential l

' ' 2 Private & Confidential Statement of Work This Statement of Work ("SOW") is made on between the following Parties: 1. MIG Mobile Tech Berhad (Company Registration Number 1160768 - U), a company incorporated under the laws of Malaysia and having its registered office at 1 - 02, 1 st Floor, Block A, Axis Business Campus, No. 13A & 13B, Jalan 225, Seksyen 51A, 46100 P taling Jaya, Selangor, Malaysia; hereby known as "Client". 2. Artemis Tech Sdn. Bhd. (Company Registration Number 1287870 - H), a company incorporated under the laws of Malaysfa and having its registered office at 79A, Jalan SS21/37, Damansara Utama, 47400 Peta ling Jaya, Selangor, Malaysia; hereby known as "Vendor". Scope of Services The Client agrees to engage the Vendor to complete the following implementation in a two phase approach: 1. Develop and provision a web - ba_sed Merchant Management System ("System") with payment processing and settlement features, equipped with administrative functionalities accessible via desktop browser; 2. Enhance WECONNECT prepaid card mobile electronic wallet to integrate with the System for the former to function as consumers' mobile payment solution; 3. Install System into hosting environments provisioned by the Client, comprising of web, application and database servers for Development, Systems Integration Testing (SIT), User Acceptance Testing (UAT) and Production environments; 4. Conduct training session (One round for each phase of implementation, based on train - the - trainer model) to enable Client to undertake user acceptance tests and subsequent training activities; and 5. Prepare system architecture diagram and simplified functional documentation.

System Overview

The System shall be implemented using hybrid mobile programming and Java platform technologies, comprising of the following high level system requirements:

No.	High Level Requirements
1	Back Office: Administrative Features a. User registration b. User account management c. User profile management d. Password management e. Role-based access control f. Maker-checker control on critical back office transaction (1 maker: 1 checker)
2	Back Office: Merchant Management a. Merchant registration b. Company profile management c. Banking account maintenance d. Transaction profile configuration e. User account management (Merchant administrators and staff) f. Password management (Merchant administrator and staff) g. Access control for staff h. Maker-checker workflow control i. User account maintenance ii. Transaction profile configuration
3	Fronj, Office: Merchant Portal a. Self-service on-boarding: i. Merchant registration ii. Company documentation upload b. Registration status inquiry c. Merchant administrator accounts provisioning (Sysadmin 1 & Sysadmin2) d.. User account management (Merchant administrators and staff) e. Password management (Merchant administrator and staff) f. Role-based access control for staff g. Company profile management h. Banking account maintenance i. Payment configuration (Prepaid card, crypto, token and cash value) j. Dashboard i. Transaction overview ii. Settlement overview k. Account inquiry & download l. Transaction inquiry & download m. Settlement inquiry & download n. QRcode generation & download o. Audit log inquiry & download

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	p. Maker-checker control i. User account management for staff ii. Access control for staff iii. Payment configuration q. Merchant locator i. Locate merchant by category, nearby, favourite or from history. ii. List merchants; Group franchising merchants by name (E.g. List KFCasa single entry and allow drill-down from the listing screen). <u>Additional Notes</u> Types of merchant supported: a. Single owner merchant (E.g. Night markettrader) i. Maker-checker workflow excluded. b. Small medium enterprise (i.e. Single company) c. Franchise i. 1-franchisor-N-franchisees (Wholly owned) 1. Able to set individual banking account of each branch. 2. Franchisor is able to monitor all branches. ii. 1-owner-owns-N-franchisee 1. Owner able to view itsown companies only. 2. Franchisor unable to view franchisees' accounts. iii. Individual franchisees 1. Franchis,:ir is unable to view their accounts.
4	Back Office: Payment Module a. Transaction journal b. Transaction inquiry & download
5	Front Office: WECONNECT Prepaid Card Mobile Wallet Enhancement a. Scan2Pay (Static QRcode scanning) b. Wave2Pay (Dynamic QR code scanning) c. Payment refund i. Initiated by consumer ii. Verified by merchant iii. Allow_ed for same day transaction only iv. Full payment receipt refund only
6	**System: Payment Gateway Integration** a. Online integration with Finexushost
7	Back Office: Settlement a. Settlement configuration b. Transaction inquiry & download c. Transaction fees inquiry & download d. Settlement inquiry & download e. Settlement file generation (batch file interface)

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{I 5 Private & Confidential f. Status inquiry on file generation 8 Back Office: Report a. Merchant overview b. Settlement overview C. Payment transaction analysis d. Merchant transaction analysis 9 System: System Features a. Audit log b. Error log C. Transaction log d. System {Lookup) parameter maintenance e. Two - factor authentication (One - Time PIN) on system access 10 System: Browser Support a. Google &Safari browsers only 11 System: Non - Functional Requirements a. Three - tier application architecture b. Use of MySQL database server C. High availability architecture design d. Multi - lingual support for English & Mandarin e. PCI - DSS compliance '

Implementation Timeline

The implementation timeline of the Services is depicted below, in sequential order:

Activity	Week																	
	1	2	3	4	5	6	7	8	9	10	11	12	13	14	15	16	17	13
Functional Studies																		
ux & UIDesign																		
Technical Design																		
Development																		
Vendor Testing																		
SITSupport																		
! UATSupport																		
Production Ro/lout																		

Systems **Integration**

There shall be systems integration with the followings:

1. eKYC Component
2. WECONNECT Cash Walle-t
3. WPAY Crypto Wallet
4. WPAY Reward Token
5. CARDWORKS of Finexus Cards Sdn. Bhd.

All integrations shall be based on JSON using standard mobile app AP! or RESTful APL There shall not be more than 12 integration APIsaltogether.

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•/ 7 Private & Confidential Mobile Device Specification The supported mobile devices are: 1. iOS smartphone launched in 2016 or later, running iOS 10 or later. 2. Android smartphone launched in 2016 or later, running Android 7 or later. Jail - broken mobile devices will not be supported. The mobile app shall be supported on smartphone devices only. Client's Responsibilities The Client shall be solely responsible for the procurement/ subscription/ provisioning/ execution/ installation/ maintenance of the followings: 1. Hardware, software, network, storage, cloud infrastructure and all other supporting infrastructure (E.g. Mail server, SSL (secure sockets layer) certificate, two - factor authentication equipment, optical character recognition library, mobile payment gateway and others) required by the System; 2. Security/ Penetration testing and performance - related testing; 3. Backup and restoration of System and data; 4. Licensing or subscription of productivity improvement software, i.e. task management system, defect management system, source code version control system, and others; 5. Management of third parties and related resources (E.g. Documentation, systems, technical expertise and others) to ensure effective collaboration with the Vendor for this project delivery; 6. Provide sufficient workspace and office equipment required by the Team; 7. User acceptance test (UAT) execution and reporting; 8. Mobile and computer devices required for UAT; and 9. Regulatory approval (if applicable).

Cost and Payment Schedule

The total cost of Services ("Contract Value") and the payment schedule is described below:

#	Milestone for Payment	Percentage	Amount (MYR)
1	Upon SOW signing	30%	224,250
2	Upon SIT sign-off; OR 2-week after start of SIT, whichever earlier	15%	112,125
3	Upon UAT sign-off; OR 4'-week after start of UAT, whichever earlier	15%	112,125
4	Upon production deployment; OR 4-week after UAT sign-off, whichever earlier	15%	112,125
5	2-month after production deployment; OR 2-month after UAT sign-off, whichever earlier	25%	186,875
	Total:	100%	747,500

**The above costs are amounts before taxation. Alflevies imposed by present or future law ofMalaysia on the Contract Value shall be borne by the Client.*

Eighty percent (80%) of the Contract Value shall be paid in Ringgit Malaysia (MYR)currency and remaining twenty percent (20%) shall be paid in alternative payment mode ("Alternative Payment").

The Alternative Payment shall either be ordinary share of WPAY International Berhad or WPY crypto coin (at valuation of USD0.05 per coin), or a combination of both. The composition shall be decided by the Vendor.
Underthe Alternative Payment, the Vendor will be entitled to 1.5 times of the base payment amount, as illustrated below:

- Payment amount due in payment milestone:79,950
- 80% payment amount in MYRcurrency: 63,960
- 20% payment amount in Alternative Payment: 15,990
- Final payment amount in Alternative Payment after 1.5 times of entitlement: 23,985

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. - .. Out - of - Pocket Expenses The Services shall be rendered at Client's office located in Petaling Jaya. All business travels outside of this arrangement shall be billed to the Client, provided that prior agreement from the Client is obtained before the expenses are incurred. The billing shall be based on actual expenses or a pre - agreed amount between the Parties. The expenses shall include transportation, parking, accommodation and meal allowance. Warranty Period The Vendor shall provide a two (2) months' warranty period for the System. The warranty period shall start upon each phase (total of two (2) phases) of production deployment. Professional Service Charges The professional service offered by the Vendor shall be fixed at MYRl,300 (Ringgit one thousand three hundred only) per man - day, during the period of this SOW. Maintenance & Support Charges Should the Client intend to subscribe to annual maintenance and support services for the System, the Vendor shall offer such services at an annual rate of 20% of the Contract Value. [The remainder of this page is intentionally left blank] Private & Confidential 9

IN WITNESS of which this SOW has been duly executed by the Parties or their duly authorised representatives: - SIGNED for and on behalf of MIG Mobile Tech Berhad by . SIG - NED S!0NE D Repres':ntative Signature Witness Signature Representative Name & Tri:le Witness Name Date of Signing Date of Signing SIGNED for and on behalf of Artemis Tech Sdn. Bhd. by Representative Signature Witness Signature Representative Name & Title Witness Name Date of Signing Date of Signing : --- :: ---- ::: - : -- :: - : -------------- " --- 10 Private & Confidential